UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): April 27, 2015

ITT EDUCATIONAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13000 North Meridian Street

Carmel, Indiana 46032-1404

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The press release issued by ITT Educational Services, Inc. (the “Company”) dated April 29, 2015 reporting student enrollment results as of and for the three months ended March 31, 2015, is incorporated herein by reference and furnished to the Securities and Exchange Commission with this report as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Change and Compensatory Arrangement

On April 27, 2015, Daniel M. Fitzpatrick notified the Company of his plan to retire from the positions of Executive Vice President and Chief Financial Officer of the Company. Following Mr. Fitzpatrick’s notice, the Company entered into a letter agreement with Mr. Fitzpatrick, dated as of April 29, 2015 (the “Fitzpatrick Letter Agreement”), pursuant to which Mr. Fitzpatrick will remain employed as the Company’s Chief Financial Officer for a period ending on October 29, 2015 (the “Transition Period”). The Company may extend the Transition Period by up to four months and may terminate it at any time upon notice to Mr. Fitzpatrick. In addition, during the Transition Period, the Company is permitted to change Mr. Fitzpatrick’s role to that of Senior Advisor. Under the terms of the Fitzpatrick Letter Agreement, Mr. Fitzpatrick will resign his position as Chief Financial Officer, and all other positions with the Company, when his employment ends.

The Fitzpatrick Letter Agreement provides that during the Transition Period, Mr. Fitzpatrick will continue to receive his current cash compensation and participate in the Company’s employee benefit plans. During the Transition Period, he will also receive the 2015 awards of equity-based compensation that were previously approved by the Compensation Committee, but have not yet been granted due to the Company’s late filing status, which awards consist of 6,750 restricted stock units and a stock option to purchase 15,000 shares. Furthermore, if the Company terminates Mr. Fitzpatrick’s employment during the Transition Period other than for cause, Mr. Fitzpatrick will be entitled to a lump sum payment equal to the base salary he would have been paid through the remainder of the Transition Period.

During the 18-month period following the Transition Period, Mr. Fitzpatrick will serve as a consultant to the Company in exchange for a monthly fee equivalent to his current monthly base salary and continued vesting of his equity-based awards. The Company and Mr. Fitzpatrick entered into an Amendment to Equity Award Agreements to reflect that continued vesting. Pursuant to the Fitzpatrick Letter Agreement, Mr. Fitzpatrick has agreed that during such 18-month period, he will not compete with the Company or solicit its customers or employees. The Fitzpatrick Letter Agreement also includes confidentiality and cooperation provisions and requires Mr. Fitzpatrick to execute a release of claims against the Company. Mr. Fitzpatrick will not be entitled to receive any other severance pay or other separation benefits in connection with his resignation, but the Company will pay him a lump sum equal to the cost of 18 months of COBRA coverage following his execution of the release.

The foregoing description is qualified in its entirety by reference to the Fitzpatrick Letter Agreement, a copy of which is attached as Exhibit 10.1, and the Amendment to Equity Award Agreements, a copy of which is attached as Exhibit 10.2, to this Current Report on Form 8-K and are incorporated herein by reference.

Amendment to CEO Letter Agreement

On April 28, 2015, the Company and Kevin M. Modany, the Company’s Chief Executive Officer, entered into an amendment (the “Amendment”) to the letter agreement between Mr. Modany and the Company dated August 4, 2014 (the “Modany Letter Agreement”). Pursuant to the Amendment, the parties agreed to extend the Applicable Period (as provided for and defined in the Modany Letter Agreement) to May 29, 2015. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of New Director

Effective on April 29, 2015, the Company’s Board of Directors elected C. David Brown to serve as a director on the Board of Directors. Mr. Brown, age 63, has been Chairman of Broad and Cassel, a law firm based in Florida, since March 2000. From 1989 until March 2000, he was Managing Partner of the Orlando office of the firm. Mr. Brown joined the firm in 1980. Mr. Brown is the immediate past Chairman of the Board of Trustees for the University of Florida. Mr. Brown is also a member of the board of directors of CVS Health Corporation, Rayonier Advanced Materials Inc., a leading specialty cellulose production company, and Orlando Health, a major health care provider serving Florida.

Mr. Brown has been appointed to the Compensation Committee and the Nominating and Corporate Governance Committee of the Company’s Board of Directors. There are no arrangements or understandings between Mr. Brown and any other person pursuant to which Mr. Brown was elected to the Board of Directors. Since January 1, 2014, Mr. Brown has not entered into any transaction in which he has a direct or indirect material interest and in the Company or any of its subsidiaries is also a party, and Mr. Brown is not currently considering any such transactions. Mr. Brown will receive the same compensation as the other non-employee Directors on the Company’s Board of Directors, except that the annual cash retainer to be paid to him with respect to his service on the Board in 2015 was pro-rated to $50,753. For additional information relating to the compensation arrangements applicable to the Company’s non-employee Directors, see “Compensation of Executive Officers and Directors—Director Compensation” in the Proxy Statement for the Company’s 2014 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on November 24, 2014.

Item 8.01	Other Events.

On April 29, 2015, the Company issued a press release relating to the matters discussed above. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Letter Agreement, dated as of April 29, 2015, by and between ITT Educational Services, Inc. and Daniel M. Fitzpatrick

10.2	Amendment to Equity Award Agreements, dated as of April 29, 2015, by and between ITT Educational Services, Inc. and Daniel M. Fitzpatrick

10.3	Amendment to Letter Agreement, dated as of April 28, 2015, by and between ITT Educational Services, Inc. and Kevin M. Modany

99.1	Press Release issued by ITT Educational Services, Inc. dated April 29, 2015.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company’s management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: the impact of the company’s late filings with the SEC, including the 2014 Form 10-K; the impact of the adverse actions by the U.S. Department of Education (the “ED”) related to the company’s failure to submit its 2013 audited financial statements and 2013 compliance audits with the ED by the due date, and any failure to submit its 2014 audited financial statements and 2014 compliance audits to the ED by the due date; the impact of the consolidation of variable interest entities on the company and the regulations, requirements and obligations that it is subject to; the inability to obtain any required amendments or waivers of noncompliance with covenants under the company’s financing agreement; actions by the New York Stock Exchange to delist the company’s common stock; the company’s inability to remediate material weaknesses, or the discovery of additional material weaknesses, in the company’s internal control over financial reporting; issues related to the restatement of the company’s financial statements for the first three quarters of 2013; the company’s exposure under its guarantees related to private student loan programs; the outcome of litigation, investigations and claims against the company; the effects of the cross-default provisions in the company’s financing agreement; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company’s eligibility to participate in, student financial aid programs utilized by the company’s students; business conditions in the postsecondary education industry and in the general economy; the company’s failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company’s ability to implement its growth strategies; the company’s ability to retain or attract qualified employees to execute its business and growth strategies; the company’s failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company’s existing program offerings and new curricula; the company’s ability to repay moneys it has borrowed; the company’s ability to collect internally funded financing from its students; and other risks and uncertainties detailed from time to time in the company’s filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2015

ITT Educational Services, Inc.

By:	/s/ Ryan L. Roney
	Name:	Ryan L. Roney
	Title:	Executive Vice President, Chief
Administrative and Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Letter Agreement, dated as of April 29, 2015, by and between ITT Educational Services, Inc. and Daniel M. Fitzpatrick

10.2	Amendment to Equity Award Agreements, dated as of April 29, 2015, by and between ITT Educational Services, Inc. and Daniel M. Fitzpatrick

10.3	Amendment to Letter Agreement, dated as of April 28, 2015, by and between ITT Educational Services, Inc. and Kevin M. Modany

99.1	Press Release issued by ITT Educational Services, Inc. dated April 29, 2015.